UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2021

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 18, 2021, Faneuil, Inc. (“Faneuil”), a wholly owned subsidiary of ALJ Regional Holdings, Inc. (the “Company”), detected a ransomware attack that accessed and encrypted certain files on servers utilized by Faneuil in the provision of its call center services.

Promptly upon our detection of the security event, Faneuil launched an investigation and engaged legal counsel and other incident response professionals.  Faneuil is in the process of notifying law enforcement. While the investigation of the incident is ongoing, we are implementing a series of containment and remediation measures to address this situation and reinforce the security of our information technology systems. We are working with industry-leading cybersecurity professionals to immediately respond to the threat, defend our information technology systems, and conduct remediation.

Although we are actively managing this security event, such event has caused, and may continue to cause, disruption to parts of Faneuil’s business, including certain aspects of its provision of call center services. As we are in the early stages of our investigation and assessment of the security event, we cannot determine at this time whether or not such event will have a material impact on our business, operations or financial results. We carry insurance, including cyber insurance, commensurate with the size and the nature of our operations.  We cannot be sure that our insurance provider will provide coverage for this event, or if so, the extent of such coverage.  Further, while we are communicating with our customers regarding this disruption, we cannot guarantee that our customer relationships will not be harmed as a result of this event.  In addition to these risks and other information set forth in this report, one should carefully consider the discussion on the other risks and uncertainties that cybersecurity incidents and operation disruptions to key facilities may have on us and our subsidiaries, including Faneuil, contained in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on December 18, 2020, and in our subsequent filings with the SEC.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, the Company may also provide oral or written forward-looking statements in other materials the Company releases to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

Statements that refer to future events or circumstances are forward-looking statements, and include, but are not limited to, the Company’s expectations regarding the cybersecurity incident. In addition, statements that the Company makes in this Current Report on Form 8-K that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, the ongoing assessment of the cybersecurity incident, material legal, financial and reputational risks resulting from a breach of our information systems, operational disruptions to key facilities due to the cybersecurity incident, and other risks further described in Part I—Item 1A “Risk Factors”, the other factors discussed in Part I—Item 1A “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on December 18, 2020, and those described from time to time in the Company’s past and future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ REGIONAL HOLDINGS, INC.

August 19, 2021	By:	/s/ Brian Hartman
	Name:	Brian Hartman
	Title:	Chief Financial Officer
(Principal Financial Officer)